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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-228352

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Maximum offering price per unit	Maximum aggregate offering Price(1)	Amount of registration fee(2)

Common Stock, par value $0.001 per share	13,014,646	$515.00	$6,702,542,690.00	$869,990.05

(1)
Assumes that the underwriters exercise their option to purchase 1,183,150 additional shares.

(2)
The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-228352

        PROSPECTUS SUPPLEMENT
(To Prospectus dated November 13, 2018)

11,831,496 Shares

Common Stock

        This prospectus supplement relates to an offering of 11,831,496 shares of our common stock, par value $0.001 per share, by Sanofi ("Sanofi") and its indirectly wholly owned subsidiary, Aventisub LLC ("Aventisub," and, collectively with Sanofi, the "selling shareholders"). We will not receive any of the proceeds from the sale of shares of our common stock sold in this offering.

        Subject to the completion of this offering, we have agreed to purchase an aggregate of approximately $5 billion of common stock from Sanofi at the price at which the shares of common stock are sold to the public in this offering, less the underwriting discount, as described in the section of this prospectus supplement entitled "Prospectus Summary—Recent Developments—Share Repurchase." Following this offering and the approximate $5 billion share repurchase (and assuming that the underwriters exercise their option to purchase additional shares in full), the selling shareholders will have disposed of all of the shares of our common stock held by Sanofi and its affiliates, other than 400,000 shares that Sanofi intends to retain.

        Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol "REGN." The last reported sale price of our common stock on May 26, 2020 was $545.21 per share.

        Investing in our common stock involves risks, including those described in the "Risk Factors" section beginning on page S-7 of this prospectus supplement and the sections entitled "Risk Factors" beginning on page 27 of our Annual Report on Form 10-K for the year ended December 31, 2019, and beginning on page 43 of our most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, each of which is incorporated by reference into this prospectus supplement.

	Per share	Total

Public offering price	$515.00	$6,093,220,440.00

Underwriting discount	$5.15	$60,932,204.40

Proceeds, before expenses, to the selling shareholders	$509.85	$6,032,288,235.60

        The underwriters may also purchase up to an additional 1,183,150 shares of our common stock from the selling shareholders at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

        Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares on or about May 29, 2020.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC

Barclays	BNP PARIBAS	Citigroup

J.P. Morgan	Morgan Stanley

Prospectus Supplement dated May 26, 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        When used in this prospectus supplement, the terms "Regeneron," "Company," "we," "our," and "us" refer to Regeneron Pharmaceuticals, Inc. and its subsidiaries, unless otherwise specified.

        This document is in two parts. The first part is this prospectus supplement, which contains specific information about the selling shareholders and the terms on which the selling shareholders are offering and selling our common stock. The second part is the accompanying prospectus dated November 13, 2018, which contains and incorporates by reference important business and financial information about us and other information about the offering.

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a "shelf" registration process. In this prospectus supplement, we provide you with specific information about the shares of our common stock that the selling shareholders are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock, the selling shareholders and other information you should know before investing. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information and Incorporation By Reference" beginning on page S-28 of this prospectus supplement before investing in our common stock. Generally, when we refer to the prospectus, we are referring to both parts of this document combined together with additional information described under "Where You Can Find More Information and Incorporation By Reference" on page S-28.

        Before you invest in our common stock, you also should carefully read the registration statement (including the exhibits thereto), of which this prospectus supplement and the accompanying prospectus form a part, and the documents incorporated by reference therein.

        We are responsible for the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus. Neither we, the selling shareholders, nor any of the underwriters have authorized anyone to provide you with different information. We are not, and the selling shareholders and the underwriters are not, making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the registration statement, and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

S-ii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and other statements that Regeneron may make, may contain forward-looking statements with respect to Regeneron's future financial or business performance, strategies or expectations, and actual events or results may differ materially from these forward-looking statements. Words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words.

        These statements concern, and these risks and uncertainties include, among others, the impact of SARS-CoV-2 (the virus that has caused the COVID-19 pandemic) on Regeneron's business and its employees, collaborators, suppliers, and other third parties on which Regeneron relies, Regeneron's and its collaborators' ability to continue to conduct research and clinical programs, Regeneron's ability to manage its supply chain, net product sales of products marketed by Regeneron and/or its collaborators (collectively, "Regeneron's Products"), and the global economy; the nature, timing, and possible success and therapeutic applications of Regeneron's Products and our product candidates and research and clinical programs now underway or planned, including without limitation EYLEA® (aflibercept) Injection, Dupixent® (dupilumab) Injection, Libtayo® (cemiplimab) Injection, Praluent® (alirocumab) Injection, Kevzara® (sarilumab) Injection, fasinumab, evinacumab, REGN-EB3, garetosmab, pozelimab, Regeneron's oncology programs (including its costimulatory bispecific portfolio), Regeneron's COVID-19 antibody program and other earlier-stage programs, and the use of human genetics in Regeneron's research programs; the likelihood and timing of achieving any of our anticipated development milestones; unforeseen safety issues resulting from the administration of Regeneron's Products and product candidates in patients, including serious complications or side effects in connection with the use of Regeneron's Products and product candidates in clinical trials; the likelihood and timing of possible regulatory approval and commercial launch of our late-stage product candidates and new indications for Regeneron's Products, including without limitation EYLEA, Dupixent, Libtayo, Praluent, Kevzara, fasinumab, evinacumab, REGN-EB3, garetosmab, pozelimab, and REGN1979; the extent to which the results from the research and development programs conducted by us or our collaborators may be replicated in other studies and lead to therapeutic applications; ongoing regulatory obligations and oversight impacting Regeneron's Products (such as EYLEA, Dupixent, Libtayo, Praluent, and Kevzara), research and clinical programs, and business, including those relating to patient privacy; determinations by regulatory and administrative governmental authorities which may delay or restrict our ability to continue to develop or commercialize Regeneron's Products and product candidates; competing drugs and product candidates that may be superior to Regeneron's Products and product candidates; uncertainty of market acceptance and commercial success of Regeneron's Products and product candidates; our ability to manufacture and manage supply chains for multiple products and product candidates; the ability of our collaborators, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron's Products and product candidates; coverage and reimbursement determinations by third-party payors, including Medicare and Medicaid; unanticipated expenses; the costs of developing, producing, and selling products; our ability to meet any of our financial projections or guidance, and changes to the assumptions underlying those projections or guidance; the potential for any license or collaboration agreement, including our agreements with Sanofi, Bayer, and Teva Pharmaceutical Industries Ltd. (or their respective affiliated companies, as applicable), to be cancelled or terminated without any further product success; and risks associated with intellectual property of other parties and pending or future litigation relating thereto (including, without limitation, the patent litigation and other related proceedings relating to Dupixent and Praluent described further in the notes to our financial statements incorporated by reference into this prospectus supplement), other litigation and other proceedings and governmental investigations relating to the Company and/or its operations (including, without limitation, those described in the notes to our financial statements incorporated by

S-iii

reference into this prospectus supplement), the ultimate outcome of any such proceedings and investigations, and the impact any of the foregoing may have on our business, prospects, operating results, and financial condition.

        You are cautioned not to rely on any such statements. In evaluating such statements, shareholders and potential investors should specifically consider the various factors described in the "Risk Factors" on page S-6 of this prospectus supplement and in our documents filed with the SEC, which could cause actual events and results to differ materially from those indicated by such forward-looking statements. We do not undertake any obligation to update publicly any forward-looking statement, whether as a result of new information, future events, or otherwise.

S-iv

 NOTE REGARDING TRADEMARKS AND TRADE NAMES

        "ARCALYST®," "EYLEA®," "Libtayo®" (in the United States), "Praluent®" (in the United States), "Regeneron®," "Regeneron Genetics Center®," "Veloci-Bi®," "VelociGene®," "VelociMab®," "VelocImmune®," "VelociMouse®," "VelociSuite®," "VelociT™," and "ZALTRAP®" are trademarks of Regeneron Pharmaceuticals, Inc. Trademarks and trade names of other companies appearing in this prospectus supplement are, to the knowledge of Regeneron Pharmaceuticals, Inc., the property of their respective owners.

S-v

SUMMARY

        The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all the information that is important to you. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, before making an investment decision.

 REGENERON PHARMACEUTICALS, INC.

        Regeneron Pharmaceuticals, Inc. is a fully integrated biotechnology company that discovers, invents, develops, manufactures, and commercializes medicines for the treatment of serious diseases. Our commercialized medicines and product candidates in development are designed to help patients with eye diseases, allergic and inflammatory diseases, cancer, cardiovascular and metabolic diseases, pain, infectious diseases, and rare diseases.

        Our core business strategy is to maintain a strong foundation in basic scientific research and discovery-enabling technologies, and to build on that foundation with our clinical development, manufacturing, and commercial capabilities. Our objective is to continue to be an integrated, multi-product biotechnology company that provides patients and medical professionals with important options for preventing and treating human diseases.

        We currently have seven products that have received marketing approval, which are currently marketed by us, Bayer, and/or Sanofi: EYLEA® (aflibercept) Injection, Dupixent® (dupilumab) Injection, Libtayo® (cemiplimab) Injection, Praluent® (alirocumab) Injection, Kevzara® (sarilumab) Solution for Subcutaneous Injection, ARCALYST® (rilonacept) Injection for Subcutaneous Use, and ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion. All 22 of our product candidates in clinical development, including the five U.S. Food and Drug Administration ("FDA") approved products which we are investigating in additional indications, were discovered in our research laboratories. We believe that our ability to develop product candidates is enhanced by the application of our VelociSuite® technology platforms. We continue to invest in the development of enabling technologies to assist in our efforts to identify, develop, manufacture, and commercialize new product candidates. Our preclinical research programs include the areas of oncology/immuno-oncology, angiogenesis, ophthalmology, metabolic and related diseases, muscle diseases and disorders, inflammation and immune diseases, bone and cartilage, pain and neurobiology, cardiovascular diseases, infectious diseases, and diseases related to aging.

        Our principal executive offices are located at 777 Old Saw Mill River Road, Tarrytown, New York 10591, and our telephone number at that address is (914) 847-7000. Our website address is www.regeneron.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus supplement.

Ownership

        Regeneron is an independent, publicly traded company, with no single majority shareholder and a majority of independent directors on its board of directors. As of March 31, 2020, Sanofi, directly and indirectly through Aventisub, owned approximately 20.7% of outstanding shares of our common stock and Class A stock. Following this offering and the approximate $5 billion share repurchase (and assuming that the underwriters exercise their option to purchase additional shares in full), the selling shareholders will have disposed of all of the shares of our common stock held by Sanofi and its affiliates, other than 400,000 shares that Sanofi intends to retain.

 Recent Developments

Share Repurchase

        On May 25, 2020, we entered into a stock repurchase agreement with Sanofi, pursuant to which we have agreed to purchase an aggregate of approximately $5 billion of common stock from Sanofi at the price at which the shares of common stock are sold to the public in this offering, less the underwriting discount (the "Repurchase"). Closing of the Repurchase is conditioned on, and is expected to occur immediately after, the completion of this offering and is subject to other customary closing conditions. Any shares bought in the Repurchase will thereafter cease to be outstanding and will be retained as treasury shares or cancelled. We currently intend to use cash on hand, together with borrowings under new indebtedness (described further under "Bridge Loan Facility" below), to fund the Repurchase. The Repurchase is in addition to our existing share repurchase authorization. Subject to the closing of the offering, we will have repurchased an aggregate of approximately $5.3 billion of shares of common stock in 2020, $273 million of which was repurchased pursuant to our share repurchase program authorized by our board of directors in November 2019.

Amendment to Investor Agreement

        On May 25, 2020, we entered into an amendment to the Amended and Restated Investor Agreement, dated as of January 11, 2014, as amended, by and among Sanofi, certain of Sanofi's affiliates, and Regeneron (the "Investor Agreement"), which is conditioned upon and will only become effective upon completion of this offering and the Repurchase. The amendment provides, among other things, that following this offering and the Repurchase, (1) the "standstill" provisions, which contractually prohibit Sanofi from seeking to directly or indirectly exert control of Regeneron, will continue to apply pursuant to their terms; (2) Sanofi will no longer have the right to designate an independent board member for Regeneron's board of directors; (3) the voting commitments contained in the Investor Agreement will continue to apply to the shares of our common stock held by Sanofi and its affiliates following this offering and the Repurchase, for so long as such shares are held by them; (4) Sanofi and its affiliates will no longer have registration rights with respect to the shares of our common stock held by them as provided in the Investor Agreement; (5) the information rights and pre-emptive rights provided to Sanofi and its affiliates under the Investor Agreement will no longer apply; and (6) the lock-up restrictions in the Investor Agreement will continue to apply to the shares of our common stock held by Sanofi and its affiliates following this offering and the Repurchase until December 20, 2020 (except those shares may be used to satisfy certain funding obligations of Sanofi under the companies' existing collaborations). The termination of Sanofi's board designation right will not impact the term of the current Sanofi designee, N. Anthony Coles, M.D., or his nomination for election as a Class III director at the Company's 2020 annual meeting of shareholders.

Bridge Loan Facility

        On May 25, 2020, the Company entered into a credit agreement (the "Bridge Credit Agreement") by and among the Company, as the borrower; Goldman Sachs Bank USA, as administrative agent, sole bookrunner, sole lead arranger, and a lender; and the other lenders party thereto from time to time. Pursuant to the Bridge Credit Agreement, the lenders have provided commitments for a $1.5 billion senior unsecured 364-day bridge loan facility (the "Bridge Facility"). Certain of the underwriters are also lenders under the Bridge Facility. We will pay certain customary fees in connection with the Bridge Facility. The proceeds of the loans under the Bridge Facility may be used only to finance, in part, the Repurchase described above and to pay related fees, costs, and expenses. Loans, if any, under the Bridge Facility will bear interest at a variable interest rate based on either the London Interbank Offered Rate or the alternate base rate, plus an applicable margin that varies with the Company's debt rating and total leverage ratio.

        The Bridge Facility, if funded, will mature 364 days after the funding thereunder. The aggregate commitments for the Bridge Facility will be permanently reduced, and we will be required to prepay loans (if any) borrowed under the Bridge Facility, on a dollar-for-dollar basis by the net cash proceeds received by the Company and its subsidiaries from certain asset sales, debt issuances, and equity offerings, subject to certain exceptions set forth in the Bridge Credit Agreement. The funding of the Bridge Facility is contingent on the satisfaction of customary conditions. We cannot assure you that we will be able to successfully borrow under the Bridge Facility on the terms described herein or at all. The Repurchase described above must be consummated within a specified period after the date of the Bridge Credit Agreement; otherwise we will be required to repay all loans (if any) drawn thereunder and the Bridge Facility will terminate in full.

        The Bridge Credit Agreement contains financial and operating covenants, which are substantially similar to the covenants set forth in the Credit Agreement, dated as of December 14, 2018 (the "Revolving Credit Agreement"), by and among the Company, as a borrower and guarantor, certain subsidiaries of the Company party thereto as subsidiary borrowers, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time (except for such matters specifically relating to the Bridge Facility or the transactions contemplated thereby). The Company's entry into the Revolving Credit Agreement was previously reported in its Current Report on Form 8-K filed with the SEC on December 17, 2018. Financial covenants include a maximum total leverage ratio and a minimum interest expense coverage ratio. Operating covenants include, among other things, limitations on (i) the incurrence of indebtedness by the Company's subsidiaries, (ii) liens on assets of the Company and its subsidiaries, (iii) certain fundamental changes and the disposition of assets by the Company and its subsidiaries, (iv) entering into swap agreements, (v) entering into affiliate transactions, and (vi) the payment of dividends, distributions, and certain other restricted payments in respect of the capital stock of the Company and its subsidiaries (the "Restricted Payments Covenant"). Similar to the Revolving Credit Agreement, the Restricted Payments Covenant allows the Company, so long as no event of default exists or would arise therefrom, to make payments that would otherwise be restricted if at the time of the making of any such payment and immediately thereafter it meets a specified total leverage ratio requirement. The Bridge Credit Agreement contains other customary covenants, representations and warranties, and events of default.

Update Regarding Phase 3 Trial of Dupixent in Eosinophilic Esophagitis

        On May 22, 2020, Regeneron and Sanofi announced positive results from Part A of the pivotal Phase 3 trial evaluating Dupixent in patients 12 years and older with eosinophilic esophagitis ("EoE"). The trial met both of its co-primary endpoints, as well as all key secondary endpoints. The next portion of the Phase 3 trial (Part B) evaluates an additional Dupixent dosing regimen. The trial is ongoing, with additional patients enrolling in Part B as well as patients continuing in a 28-week extended active treatment period (Part C). The potential use of Dupixent in EoE is currently under clinical development, and the safety and efficacy have not been fully evaluated by any regulatory authority.

Update Regarding Potential COVID-19 Treatments

        REGN-COV2.    We are using our end-to-end antibody technologies to discover and develop brand new therapeutic antibodies for COVID-19. We are advancing REGN-COV2, a novel investigational antibody "cocktail" treatment designed to prevent and treat the SARS-CoV-2 virus. In April 2020, we advanced our leading neutralizing antibodies into pre-clinical and clinical-scale cell production lines and plan to begin clinical studies in June 2020. We are working to rapidly scale-up manufacturing, with a goal to have large quantities of preventative doses available by the end of August 2020.

        Kevzara.    In April 2020, we provided an update on the adaptively-designed Phase 2/3 U.S. study evaluating Kevzara in patients hospitalized with COVID-19 infection. An Independent Data Monitoring Committee for the study recommended continuing the ongoing Phase 3 trial only in the more advanced

"critical" group with the 400 mg dose of Kevzara and discontinuing the study in the less advanced "severe" group, based on initial Phase 2 results.

        We announced an expanded agreement with the Biomedical Advanced Research Development Authority of the U.S. Department of Health and Human Services to fund certain research and development activities related to COVID-19 treatments, including REGN-COV2 and the U.S. Kevzara study.

        Regeneron's expected timeline for the development of COVID-19 treatments is estimated and subject to change depending on many scientific and technical factors. The use of Kevzara to treat the symptoms of COVID-19 is investigational and has not been fully evaluated by any regulatory authority.

 The Offering

Issuer	Regeneron Pharmaceuticals, Inc.
Regeneron common stock offered by the selling shareholders	11,831,496 shares.
Stock Repurchase

Subject to the completion of this offering, we have agreed to purchase 9,806,805 shares (or approximately $5 billion in the aggregate) of common stock from Sanofi at the price at which the shares of common stock are sold to the public in this offering, less the underwriting discount.

Option to purchase additional shares

1,183,150 shares to be sold by the selling shareholders. Except as otherwise indicated, all information in this prospectus supplement reflects no exercise of the underwriters' option to purchase additional shares. Following this offering and the approximate $5 billion share repurchase (and assuming that the underwriters exercise their option to purchase additional shares in full), the selling shareholders will have disposed of all of the shares of our common stock held by Sanofi and its affiliates, other than 400,000 shares that Sanofi intends to retain.

Regeneron common stock outstanding immediately after this offering and the Repurchase	100,535,391 shares.
Regeneron Class A stock outstanding immediately after this offering and the Repurchase	1,848,970 shares.
Use of Proceeds	The Company will not receive any proceeds from the sale of common stock in this offering.
Common stock symbol	"REGN"
Risk Factors

Investing in our common stock involves substantial risks. Before investing in our common stock, you should carefully read and consider the information set forth in the "Risk Factors" section beginning on page S-6 of this prospectus supplement and the sections entitled "Risk Factors" beginning on page 27 of our Annual Report on Form 10-K for the year ended December 31, 2019, and beginning on page 43 of our most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, each of which is incorporated by reference into this prospectus supplement.

        Unless the context requires otherwise, the number of shares of our common stock and our Class A stock, par value $0.001 per share, to be outstanding after this offering as set forth above is based on 110,342,196 shares and 1,848,970 shares, respectively, outstanding as of March 31, 2020 and gives effect to the Repurchase being completed. For purposes of the foregoing amounts, the number of shares of our common stock to be outstanding after this offering excludes (in each case, as of March 31, 2020):

  •
  1,848,970 shares of common stock issuable upon conversion of shares of our Class A stock;

  •
  approximately 25,192,675 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average price of $345.65 per share;

  •
  an aggregate of 10,224,452 shares of common stock reserved for future issuances under equity incentive plans; and

  •
  119,841 shares of common stock relating to unvested restricted stock units (including performance-based restricted stock units).

RISK FACTORS

        Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our common stock. In addition, you should carefully consider, among other things, the matters discussed in the sections entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement. The risks and uncertainties described below and in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any such risks actually occur, our business, financial condition and results of operations would suffer. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Risks Related to our Business

Please see "Risk Factors" under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 for a discussion of risks affecting our business, in addition to the risks set out below.

Risks Related to the COVID-19 Pandemic

Our business may be adversely affected by the effects of the COVID-19 pandemic.

        In December 2019, a novel strain of coronavirus, SARS-CoV-2, causing a disease referred to as COVID-19, was reported to have surfaced in Wuhan, China. It has since spread to multiple other countries; and, in March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. This pandemic has adversely affected or has the potential to adversely affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our manufacturing and supply chain operations, research and development efforts, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers, and the demand for some of our marketed products.

        The COVID-19 pandemic has resulted in travel and other restrictions to reduce the spread of the disease, including governmental orders across the globe, which, among other things, direct individuals to shelter at their places of residence, direct businesses and governmental agencies to cease non-essential operations at physical locations, prohibit certain non-essential gatherings, maintain social distancing, and order cessation of non-essential travel. As a result of these recent developments, we have implemented work-from-home policies for a significant part of our employees (except those deemed critical, such as those working in our laboratories and manufacturing facilities). The effects of shelter-in-place and social distancing orders, government-imposed quarantines, and work-from-home policies may negatively impact productivity, disrupt our business, and delay our clinical programs and development timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. Such restrictions and limitations may also negatively impact our access to regulatory authorities (which may be affected, among other things, by travel restrictions and may be delayed in responding to inquiries, reviewing filings, and conducting inspections); our ability to perform regularly scheduled quality checks and maintenance; and our ability to obtain services from third-party specialty vendors and other providers or to access their expertise as fully and timely as needed. The COVID-19 pandemic may also result in the loss of some of our key personnel, either temporarily or permanently. In addition, our sales and marketing efforts may be impacted by postponement of face-to-face meetings and restrictions on access by non-essential personnel to hospitals or clinics, all of which could slow adoption and implementation of our marketed products, resulting in lower net product sales. For example, while the impact of shelter-in-place and social distancing orders, physicians' office closures, and delays in the treatment of patients following the COVID-19 pandemic on our net product sales of EYLEA for the three months ended March 31, 2020 was limited, overall U.S. EYLEA demand was lower in April 2020 compared to the same period of 2019. In addition to other potential impacts of the COVID-19 pandemic on net product sales, we expect to see continued adverse impact on new patient starts for all products while these measures remain in place. Demand for some or all of our marketed products may continue to be reduced while the shelter-in-place or social distancing orders are in effect and, as a result, some of our inventory may become obsolete and may need to be written off, impacting our operating results. These and similar, and perhaps more severe, disruptions in our operations may materially adversely impact our business, operating results, and financial condition.

        Quarantines, shelter-in-place, social distancing, and similar government orders (or the perception that such orders, shutdowns, or other restrictions on the conduct of business operations could occur) related to COVID-19 or other infectious diseases are impacting personnel at our research and manufacturing facilities, our suppliers, and other third parties on which we rely, and may impact the availability or cost of materials produced by or purchased from such parties, which could result in a disruption in our supply chain. While some materials may be obtained from more than one supplier, port closures and other restrictions resulting from the COVID-19 pandemic could disrupt our supply chain or limit our ability to obtain sufficient materials for the production and development of our products and product candidates as well as our research efforts.

        In addition, infections and deaths related to COVID-19 may disrupt the United States' healthcare and healthcare regulatory systems. Such disruptions could divert healthcare resources away from, or materially delay, FDA review and potential approval of our product candidates and new indications for our marketed products. It is unknown how long these disruptions could continue. In addition, our clinical trials are likely to be affected by the COVID-19 pandemic. Site initiation and patient enrollment may be delayed due to prioritization of hospital resources toward the COVID-19 pandemic, and some patients may not be able to comply with clinical trial protocols if quarantines impede patient movement or interrupt healthcare services. Similarly, our ability to recruit and retain patients and principal investigators and site staff who, as healthcare providers, may have heightened exposure to COVID-19, could be delayed or disrupted. For example, we have had to adjust the development timelines for many of our clinical programs that are either currently enrolling patients or have not yet commenced due to the COVID-19 pandemic. The disruptions caused by the COVID-19 pandemic may impact the progress of our clinical trials, including the readouts of trial results. Further, while we are focused on developing novel therapies to address the COVID-19 pandemic, our research programs and the development of our other product candidates may need to be de-prioritized. Any elongation or de-prioritization of our research programs and clinical trials or delay in regulatory review resulting from such disruptions could materially affect the development and study of our product candidates, which would increase our operating expenses and may have a material adverse effect on our operating results.

        While the potential economic impact brought by, and the duration of, the COVID-19 pandemic may be difficult to assess or predict, it is currently resulting in significant disruption of global financial markets. This disruption, if sustained or recurrent, could make it more difficult for us to access capital if needed. In addition, a recession or market correction resulting from the spread of COVID-19 could materially affect our business and the value of our Common Stock.

        The global COVID-19 pandemic continues to rapidly evolve. The ultimate impact of this pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical trials, healthcare systems, or the global economy as a whole. These effects could have a material impact on our operations.

        To the extent the COVID-19 pandemic adversely affects our business, prospects, operating results, or financial condition, it may also have the effect of heightening many of the other risks described in this "Risk Factors" section and in the sections entitled "Risk Factors" in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and any subsequent report we file with the SEC.

We may not be able to refinance the Bridge Loan prior to its maturity.

        We currently intend to refinance the Bridge Loan prior to its maturity, although there can be no assurance that we will be able to do so on favorable terms, if at all. Our ability to refinance could be adversely affected if there is a significant decline in the demand for our products or other significantly unfavorable changes in economic conditions. If we are unable to refinance the Bridge Loan, the increased indebtedness may limit our ability to obtain additional financing, if needed, and may limit our ability to conduct our business. We expend substantial resources for research and development, including costs associated with clinical testing of our product candidates and new indications of our marketed products, the commercialization of products, and capital expenditures. We believe our existing capital resources and borrowing availability, together with funds generated by our current and anticipated EYLEA net product sales and funding we are entitled to receive under our collaboration agreements (including our share of profits in connection with commercialization of EYLEA and Dupixent under our collaboration agreements with Bayer and Sanofi, respectively), will enable us to meet our anticipated operating needs for the foreseeable future. However, one or more of our collaboration agreements may terminate, our revenues may fall short of our projections or be delayed, or our expenses may increase, any of which could result in our capital being consumed significantly faster than anticipated. Our expenses may increase for many reasons, including expenses in connection with the commercialization of our marketed products and the potential commercial launches of our product candidates and new indications for our marketed products, manufacturing scale-up, expenses related to clinical trials testing of antibody-based product candidates we are developing on our own (without a collaborator), and expenses for which we are responsible in accordance with the terms of our collaboration agreements.

Risks Related to the Offering

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and our ability to raise funds in new stock offerings.

        Sale of a substantial number of shares of our common stock in the public markets following this offering, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity securities.

        We may issue common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt-to-equity, as consideration in acquisitions, or for other reasons. We cannot predict the effect, if any, that future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of our common stock or any other equity securities for future sale or issuance, will have on the trading price of our common stock.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

        The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease, perhaps significantly. Other factors that may affect the market price of our common stock include announcements relating to significant corporate transactions; fluctuations in our quarterly and annual financial results; operating and stock price performance of companies that investors deem comparable to us; future sales by us or our subsidiaries of equity, equity-related or debt securities; the amount, if any, of dividends that we pay on our common stock; anticipated or pending investigations, proceedings or litigation that involve or affect us; changes in regional, national or global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility; and changes in government regulation or proposals relating to us. In addition, the U.S. and global securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic, and industry factors may negatively affect the price of our common stock, regardless of our operating performance. You may not be able to sell your shares of our common stock at or above the public offering price, or at all. Any volatility of or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using our common stock.

Additional issuances of equity securities would dilute the ownership of existing shareholders and could reduce our earnings per share.

        We may issue equity securities in the future in connection with capital raisings, acquisitions, strategic transactions, or for other purposes. To the extent we issue additional equity securities, the ownership of our existing shareholders would be diluted and our earnings per share could be reduced.

Provisions in our certificate of incorporation and by-laws may discourage a takeover attempt.

        Provisions contained in our certificate of incorporation and by-laws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders. Provisions of our certificate of incorporation and by-laws impose various procedural and other requirements which could make it more difficult for shareholders to effect certain corporate actions. For example, our certificate of incorporation authorizes our board of directors to determine the rights, preferences, privileges, and restrictions of unissued series of preferred stock, without any vote or action by our shareholders. Thus, our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock. See "Description of Capital Stock" in the accompanying prospectus.

Holders of our common stock may not receive dividends.

        Holders of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments and as permitted by our debt agreements. We have never paid cash dividends on our common stock and do not anticipate paying any in the foreseeable future. In determining the possibility and amount of any potential future dividends, our board of directors will consider economic and market conditions, our financial condition, and operating results. This could adversely affect the market price of our common stock.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

        The selected condensed consolidated historical income statement data "as previously reported" for the years ended December 31, 2019, 2018, and 2017 and the selected consolidated historical balance sheet data as of December 31, 2019, 2018, and 2017, presented below have been derived from our audited consolidated financial statements. The selected condensed consolidated historical income statement data for the three months ended March 31, 2020 and 2019 and the selected consolidated historical balance sheet data as of March 31, 2020 presented below have been derived from our unaudited consolidated financial statements. Effective January 1, 2020, we changed the presentation of cost reimbursements from collaborators who are not deemed to be our customers from collaboration revenue to a reduction of the corresponding operating expense (i.e., either Research and development or Selling, general, and administrative) incurred by us. We also changed the presentation of amounts recognized in connection with up-front and development milestone payments received from collaboration revenue to Other operating income. The change in presentation has been applied retrospectively to the selected condensed consolidated income statement data from our previously audited financial statements, as shown in the table below. Results for the three months ended March 31, 2020 may not be indicative of the results for the year ending December 31, 2020. All financial data presented in this prospectus supplement have been prepared in accordance with United States generally accepted accounting principles.

        This information should be read in conjunction with our consolidated financial statements (including the related notes thereto) and the disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, each of which is incorporated by reference into this prospectus supplement.

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	Year Ended December 31, 2019			Year Ended December 31, 2018			Year Ended December 31, 2017
(in millions)			As Previously Reported*	Adjustments	As Revised	As Previously Reported*	Adjustments	As Revised	As Previously Reported*	Adjustments	As Revised
Income statement data:
Revenues:
Net product sales	$1,236.7	$1,104.4	$4,834.4	—	$4,834.4	$4,106.2	—	$4,106.2	$3,718.5	—	$3,718.5
Sanofi collaboration revenue	246.9	(18.0)	1,426.8	$(1,023.2)	403.6	1,111.1	$(1,236.8)	(125.7)	877.2	$(1,266.9)	(389.7)
Bayer collaboration revenue	281.4	264.0	1,188.8	(43.2)	1,145.6	1,076.7	(40.6)	1,036.1	938.1	(92.1)	846.0
Other revenue	63.2	22.2	413.4	(239.4)	174.0	416.8	(287.8)	129.0	338.4	(255.7)	82.7

	1,828.2	1,372.6	7,863.4	(1,305.8)	6,557.6	6,710.8	(1,565.2)	5,145.6	5,872.2	(1,614.7)	4,257.5

Expenses:
Research and development	583.9	486.1	3,036.6	(586.6)	2,450.0	2,186.1	(717.3)	1,468.8	2,075.1	(894.6)	1,180.5
Selling, general, and administrative	367.3	291.1	1,834.8	(492.9)	1,341.9	1,556.2	(429.0)	1,127.2	1,320.4	(380.4)	940.0
Cost of goods sold	78.8	70.9	362.3	—	362.3	180.0	—	180.0	202.5	—	202.5
Cost of collaboration and contract manufacturing	138.5	101.2	419.9	(17.1)	402.8	254.1	(16.6)	237.5	194.6	(25.2)	169.4
Other operating (income) expense, net	(40.4)	(56.7)	—	(209.2)	(209.2)	—	(402.3)	(402.3)	—	(314.5)	(314.5)

	1,128.1	892.6	5,653.6	(1,305.8)	4,347.8	4,176.4	(1,565.2)	2,611.2	3,792.6	(1,614.7)	2,177.9

Income from operations	700.1	480.0	2,209.8	—	2,209.8	2,534.4	—	2,534.4	2,079.6	—	2,079.6

Other (expense) income, net	(31.5)	66.1	219.3	—	219.3	19.1	—	19.1	(1.1)	—	(1.1)

Income before income taxes	668.6	546.1	2,429.1	—	2,429.1	2,553.5	—	2,553.5	2,078.5	—	2,078.5
Income tax expense	44.0	85.0	313.3	—	313.3	109.1	—	109.1	880.0	—	880.0

Net income	$624.6	$461.1	$2,115.8	—	$2,115.8	$2,444.4	—	$2,444.4	$1,198.5	—	$1,198.5

*
See above and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which is incorporated by reference into this prospectus supplement, for a description of certain presentation changes effective January 1, 2020.

		December 31,
	March 31, 2020
(in millions)		2019	2018	2017
Balance sheet data:
Cash, cash equivalents, and marketable securities (current and non-current)	$7,239.8	$6,471.1	$4,564.9	$2,896.0
Total assets	$15,757.5	$14,805.2	$11,734.5	$8,764.3
Finance lease liabilities	$715.2	$713.9	$708.5	$703.5
Stockholders' equity	$12,133.0	$11,089.7	$8,757.3	$6,144.1

 USE OF PROCEEDS

        The selling shareholders will receive all net proceeds from the sale of our common stock in this offering. We will not receive any of the proceeds from the sale of the shares of our common stock in this offering.

 CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2020:

  •
  on an actual basis; and

  •
  as adjusted to give effect to this offering, the Repurchase, and the indebtedness we expect to incur in connection with the Repurchase.

        You should read this table together with our financial statements and notes thereto and other financial and operating data included elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference into this prospectus supplement or the accompanying prospectus.

	March 31, 2020
(in millions, except shares data)	Actual	As Adjusted
Cash, cash equivalents, and marketable securities (current and non-current)(1)	$7,239.8	$3,726.1

Short-term borrowings:
Bridge loan(1)	—	$1,500.0
Long-term borrowings:
Finance lease obligations	$715.2	$715.2
Stockholders' Equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized, no shares issued and outstanding	—	—
Class A stock, convertible, $0.001 par value; 40,000,000 shares authorized, 1,848,970 shares issued and outstanding	—	—
Common stock, $0.001 par value, 320,000,000 shares authorized, 116,025,758 shares issued	0.1	0.1
Additional paid-in capital	5,211.4	5,211.4
Retained earnings	8,004.4	8,004.4
Accumulated other comprehensive loss	(9.1)	(9.1)
Treasury stock, at cost, 5,683,562 shares, actual; 15,490,367, as adjusted(1)	(1,073.8)	(6,073.8)
Total stockholders' equity	12,133.0	7,133.0

Total capitalization	$12,848.2	$9,348.2

(1)
Assumes $5 billion of common stock is repurchased and $13.7 million for transaction fees and expenses.

 SELLING SHAREHOLDERS

        The following table and the notes thereto set forth information regarding the beneficial ownership of our capital stock by the selling shareholders as of May 25, 2020, and as adjusted to reflect the sale of the shares of common stock offered in this offering and the Repurchase. All information contained in the table and the notes below (other than the information regarding percentage of our common stock owned by the selling shareholders) is based upon the information provided to us by the selling shareholders, and we have not independently verified this information.

        Pursuant to the terms of the Investor Agreement, Sanofi currently has the right to designate an individual to our board of directors. Sanofi's current designee on our board of directors is N. Anthony Coles, M.D. Upon consummation of this offering, Sanofi will no longer have the right to designate an individual to our board of directors pursuant to the Investor Agreement, but the termination of Sanofi's board designation right will not impact the term of Dr. Coles or his nomination for election as a Class III director at the Company's 2020 annual meeting of shareholders.

        The number of shares of common stock beneficially owned by the selling shareholders are determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after May 25, 2020 through the exercise of any stock option or other right. The percentage of ownership for the selling shareholders is based on 112,191,166 shares of capital stock (consisting of 110,342,196 shares of common stock and 1,848,970 shares of Class A stock) outstanding as of March 31, 2020.

			Securities Offered by this Prospectus
	Ownership Before Offering and Repurchase			Ownership After Offering and Repurchase(2)
							% of Capital Stock (Class A Stock and Common Stock)
Name of Selling Shareholders	Class A Stock	Common Stock(1)	Common Stock(2)	Class A Stock	Common Stock	% of Common Stock
Sanofi	—	23,221,451	13,014,646	—	400,000	0.4%	0.4%

(1)
Includes 20,421,899 shares of the common stock held by Sanofi, a company organized under the laws of France, and 2,799,552 shares held by Aventisub, a Delaware limited liability company and indirectly wholly owned subsidiary of Sanofi (and successor by merger to Aventis Pharmaceuticals Inc.). Sanofi may be deemed to share voting and dispositive power with respect to the shares of common stock held by Aventisub. The address of Sanofi is 54, rue La Boétie, 75008, Paris, France.

(2)
Includes 1,183,150 shares representing the underwriters' option to purchase additional shares of common stock. If the underwriters do not exercise that option, the selling shareholders would continue to own that number of shares of common stock immediately following this offering.

        Upon the consummation of this offering and the Repurchase, the amendment to the Investor Agreement we entered into on May 25, 2020 will become effective. The amendment provides, among other things, that following this offering and the Repurchase, (1) the "standstill" provisions, which contractually prohibit Sanofi from seeking to directly or indirectly exert control of Regeneron, will continue to apply pursuant to their terms; (2) Sanofi will no longer have the right to designate an independent board member for Regeneron's board of directors (though, as noted above, the termination of Sanofi's board designation right will not impact the term of the current Sanofi designee, Dr. Coles); (3) the voting commitments contained in the Investor Agreement will continue to apply to the shares of our common stock held by Sanofi and its affiliates following this offering and the Repurchase, for so long as such shares are held by them; (4) Sanofi and its affiliates will no longer have registration rights with respect to the shares of our common stock held by them as provided in the Investor Agreement; (5) the information rights and pre-emptive rights provided to Sanofi and its affiliates under the Investor Agreement will no longer apply; and (6) the lock-up restrictions in the Investor Agreement will continue to apply to the shares of our common stock held by Sanofi and its affiliates following this offering and the Repurchase until December 20, 2020 (except those shares may be used to satisfy certain funding obligations of Sanofi under the companies' existing collaborations).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS OF COMMON STOCK

        The following is a general discussion of certain material U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. holders (defined below) who acquired such shares in this offering. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated thereunder, administrative rulings of the U.S. Internal Revenue Service (the "IRS"), and judicial decisions, each as in effect on the date hereof. These authorities are subject to change and differing interpretations, possibly with retroactive effect, and any such change or differing interpretation could result in U.S. federal income tax consequences different from those discussed below.

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of shares of our common stock that is not, for U.S. federal income tax purposes:

  •
  a partnership;

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more "United States persons" (as defined in the Code) have the authority to control all substantial decisions of such trust or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

        This discussion is limited to non-U.S. holders that acquire shares of our common stock pursuant to this offering and hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-U.S. holder in light of that non-U.S. holder's particular circumstances or that may be applicable to non-U.S. holders subject to special treatment under U.S. federal income tax laws (including, without limitation, banks, insurance companies or other financial institutions; tax-exempt entities; "controlled foreign corporations," "passive foreign investment companies" and corporations that accumulate earnings to avoid U.S. federal income tax; entities or arrangements treated as partnerships for U.S. federal income tax purposes or other "flow-through" entities and investors therein; brokers or dealers in securities or currencies; traders in securities that elect mark-to-market treatment; real estate investment trusts or regulated investment companies; certain former citizens or long-term residents of the United States; or holders who hold our common stock as part of a straddle, hedge, conversion transaction, constructive sale, or other integrated security transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Prospective investors should consult their tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations with respect to acquiring, holding and disposing of shares of our common stock.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partnerships and partners in such partnerships should consult their tax advisors.

        This discussion is for general information only and is not intended to constitute a complete description of all tax considerations relating to the acquisition, ownership and disposition of our common stock. Prospective holders of our common stock should consult with their tax advisors regarding the tax consequences to them of the acquisition, ownership and disposition of our common stock, including the application and effect of any U.S. federal, state, local, and non-U.S. income and other tax laws.

Distributions

        In general, subject to the discussion below regarding "effectively connected" dividends, the gross amount of any distribution we make to a non-U.S. holder with respect to its shares of our common stock will be subject to U.S. federal withholding tax at a rate of 30% to the extent that the distribution constitutes a dividend for U.S. federal income tax purposes, unless the non-U.S. holder is eligible for an exemption from, or a reduced rate of, such withholding tax under an applicable income tax treaty and the non-U.S. holder provides proper certification of its eligibility for such exemption or reduced rate. A distribution with respect to shares of our common stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent any distribution does not constitute a dividend, it will be treated first as reducing the adjusted tax basis in the non-U.S. holder's shares of our common stock and then, to the extent it exceeds the non-U.S. holder's adjusted tax basis in its share of our common stock, as gain from the sale or exchange of such stock. Any such gain will be subject to the tax treatment described below under "Gain on Sale or Other Taxable Disposition of Common Stock."

        Dividends we pay with respect to our common stock to a non-U.S. holder that are effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or a fixed base of such non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis at the U.S. federal income tax rates applicable to U.S. citizens, nonresident aliens or domestic corporations, as applicable. Dividends received by a non-U.S. holder that is a corporation and that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale or Other Taxable Disposition of Common Stock

        Subject to the discussion below under "—Information Reporting and Backup Withholding" and "FATCA," in general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder's shares of our common stock unless:

  •
  the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or a fixed base of such non-U.S. holder in the United States);

  •
  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition or such non-U.S. holder's holding period of such shares of our common stock.

        Gain described in the first bullet point immediately above generally will be subject to U.S. federal income tax on a net income tax basis at the U.S. federal income tax rates applicable to U.S. citizens, nonresident aliens or domestic corporations, as applicable. A non-U.S. holder that is a corporation and that recognizes gain described in the first bullet point immediately above may also be subject to the branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) with respect to such effectively connected gain, as adjusted for certain items.

        An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (unless the non-U.S. holder is eligible for a lower rate under an applicable income tax treaty) on the gain from such sale or other disposition, which may be offset by U.S.-source capital losses, if any, of the non-U.S. holder, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        We believe we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, no assurance can be given that we are not or will not become a USRPHC. If we were or were to become a USRPHC, however, any gain recognized on a sale or other disposition of shares of our common stock by a non-U.S. holder that did not own (directly, indirectly or constructively) more than 5% of our common stock during the applicable period would not be subject to U.S. federal income tax, provided that our common stock is "regularly traded on an established securities market" (within the meaning of Section 897(c)(3) of the Code).

Information Reporting and Backup Withholding

        We must report annually to the IRS and to each non-U.S. holder the amount of distributions paid to such non-U.S. holder and the tax withheld with respect to such distributions. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty.

        A non-U.S. holder generally will be subject to backup withholding (currently at a rate of 24%) on dividends paid with respect to such non-U.S. holder's shares of our common stock unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge, or reason to know, that such holder is a United States person (as defined in the Code)) or otherwise establishes an exemption.

        Information reporting and backup withholding generally are not required with respect to any proceeds from the sale or other disposition of our common stock by a non-U.S. holder outside of the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells or otherwise disposes of its shares of our common stock through a U.S. broker or the U.S. offices of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and may also be required to backup withhold on such proceeds unless such non-U.S. holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (and the payor does not have actual knowledge, or reason to know, that such holder is a United States person (as defined in the Code)) or otherwise establishes an exemption. Information reporting will also apply if a non-U.S. holder sells its shares of our common stock through a foreign broker with certain specified connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is not a United States person and certain other conditions are met, or such non-U.S. holder otherwise establishes an exemption (and the payor does not have actual knowledge, or reason to know, that such holder is a United States person (as defined in the Code)).

        Copies of any information returns may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be credited against the non-U.S. holder's U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

FATCA

        Under Sections 1471 through 1474 of the Code (such Sections and the U.S. Treasury regulations promulgated thereunder, collectively, commonly referred to as "FATCA"), a U.S. federal withholding tax at a rate of 30% generally will be imposed on certain payments made to a "foreign financial institution" (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or meets other exceptions. Under the legislation and administrative guidance, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners or meets other exceptions. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. These withholding taxes would be imposed on dividends paid with respect to our common stock and (subject to proposed Treasury regulations described below) on gross proceeds from sales or other dispositions of our common stock. Proposed Treasury regulations issued in 2018, which state that taxpayers may rely on them until final regulations are issued, eliminate the U.S. federal withholding tax of 30% applicable to gross proceeds from sales or other dispositions of our common stock. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

UNDERWRITING

        BofA Securities, Inc. and Goldman Sachs & Co. LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholders, and the underwriters, the selling shareholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling shareholders, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.	5,005,633
Goldman Sachs & Co. LLC	5,005,633
Barclays Capital Inc.	364,046
BNP Paribas Securities Corp.	364,046
Citigroup Global Markets Inc.	364,046
J.P. Morgan Securities LLC	364,046
Morgan Stanley & Co. LLC	364,046

Total	11,831,496

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The representatives have advised us and the selling shareholders that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $2.47 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

        The following table shows the public offering price, underwriting discount, and proceeds before expenses to the selling shareholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$515.00	$6,093,220,440.00	$6,702,542,690.00
Underwriting discount	$5.15	$60,932,204.40	$67,025,426.90
Proceeds, before expenses, to the selling shareholders	$509.85	$6,032,288,235.60	$6,635,517,263.10

        The expenses of the offering payable by the selling shareholders, not including the underwriting discount, are estimated at $2.6 million. Certain other expenses are to be borne by the Company.

Option to Purchase Additional Shares

        The selling shareholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 1,183,150 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We and the selling shareholders have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock for 60 days (with respect to the Company) or 90 days (with respect to the selling shareholders) after the date of this prospectus without first obtaining the written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed not to

  •
  directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or file any registration statement under the Act with respect to any of the foregoing or sell any option or contract to purchase any common stock, or

  •
  enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock.

        These transfer restrictions are subject to certain limited exceptions, including but not limited to the ability of the selling shareholders (or any of their respective affiliates) to sell or transfer shares of our common stock to us (or any of our affiliates) pursuant to any agreement existing between the selling shareholders (or any of their respective affiliates) and us (or any of our affiliates) as of the date of this prospectus supplement and filed as an exhibit to any Exchange Act filing incorporated by reference into this prospectus supplement.

        This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Market Listing

        The shares are listed on the Nasdaq Global Select Market under the symbol "REGN."

Price Stabilization, Short Positions

        Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix, or maintain that price.

        In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales, and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. "Naked" short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market, or otherwise.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

        In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, the selling shareholders, or our and their respective affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours, the selling shareholders, or our and their respective affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area and the United Kingdom

        In relation to each Member State of the European Economic Area and the United Kingdom (each a "Relevant State"), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notification made to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

  a.
  to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

  b.
  to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives; or

  c.
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

        The Company, the underwriters, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements, and agreements.

        For the purposes of this provision, the expression an "offer to the public" in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

        The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

        This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended ("FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The common stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation, or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

        The common stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations, and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the common stock was not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common stock pursuant to an offer made under Section 275 of the SFA except:

  (c)
  to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (d)
  where no consideration is or will be given for the transfer;

  (e)
  where the transfer is by operation of law; or

  (f)
  as specified in Section 276(7) of the SFA.

        In connection with Section 309B of the SFA and the Capital Markets Products (the "CMP") Regulations 2018, the shares of common stock are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

        The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE COMMON STOCK

        The validity of the issuance of the shares of common stock offered hereby will be passed upon for Regeneron by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters will be passed upon for the underwriters by Ropes & Gray LLP. Weil, Gotshal & Manges LLP, New York, New York, is acting as legal counsel to the selling shareholders.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

        We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly, and special reports, proxy statements, and other information with the SEC. We make available through our website at http://www.regeneron.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. The information provided on our website is not part of this prospectus supplement and, therefore, is not incorporated herein by reference. Our SEC filings are also available to the public on the SEC's website at www.sec.gov.

        We have filed a registration statement (together with all amendments to the registration statement, collectively, the "Registration Statement") with the SEC under the Securities Act, with respect to the securities offered under this prospectus. This prospectus supplement does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Regeneron and our securities, we refer you to the Registration Statement and the exhibits thereto. Statements in this prospectus supplement concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or superseded such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (except as specifically set forth below, other than information that we have furnished on Form 8-K, which information is expressly not incorporated by reference herein):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 7, 2020.

  •
  The portions of our definitive Proxy Statement on Schedule 14A for our 2020 annual meeting of shareholders, filed on April 24, 2020, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed on May 5, 2020.

  •
  Our Current Report on Form 8-K, filed on April 7, 2020.

  •
  The description of our common stock set forth in a Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description (filing date October 15, 1996: Commission File No. 000-19034).

        All documents that we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus including on a Current Report on Form 8-K with respect to certain exhibits to the registration statement in connection with this offering, and, in all events, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing of such documents, except for information furnished under Item 2.02 and Item 7.01 of Form 8-K and related exhibits, which is not deemed filed and not incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

        You may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

Investor Relations Department
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
(914) 345-7741

PROSPECTUS

Regeneron Pharmaceuticals, Inc.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS

        We may from time to time offer to sell together or separately in one or more offerings:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible; and

  •
  warrants to purchase our common stock, preferred stock or debt securities.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

        Our Common Stock is listed on The Nasdaq Global Select Market under the trading symbol "REGN." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 4 before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

        In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms "Regeneron," "Company," "we," "us," and "our" to refer to Regeneron Pharmaceuticals, Inc. References to "preferred stock" refer to shares of our preferred stock, par value $0.01 per share; references to "Common Stock" refer to shares of our common stock, par value $0.001 per share; references to "Class A Stock" refer to our Class A Stock, par value $0.001 per share; and references to "common shares" mean, collectively, shares of Common Stock and shares of Class A Stock.

ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplements, and the documents incorporated by reference contain forward-looking statements that involve risks and uncertainties relating to future events and our future financial performance, and actual events or results may differ materially from these forward-looking statements. Words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," variations of such words and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These statements concern, and these risks and uncertainties include, among others, the nature, timing, and possible success and therapeutic applications of our products, product candidates, and research and clinical programs now underway or planned, including without limitation EYLEA® (aflibercept) Injection, Dupixent® (dupilumab) Injection, Praluent® (alirocumab) Injection, Kevzara® (sarilumab) Injection, Libtayo® (cemiplimab) Injection (marketed as Libtayo (cemiplimab-rwlc) Injection in the United States), fasinumab and evinacumab; the likelihood and timing of achieving any of our anticipated clinical development milestones; unforeseen safety issues resulting from the administration of products and product candidates in patients, including serious complications or side effects in connection with the use of our product candidates in clinical trials; the likelihood and timing of possible regulatory approval and commercial launch of our late-stage product candidates and new indications for marketed products, including without limitation EYLEA, Dupixent, Praluent, Kevzara, Libtayo, fasinumab and evinacumab; the extent to which the results from the research and development programs conducted by us or our collaborators may be replicated in other studies and lead to therapeutic applications; ongoing regulatory obligations and oversight impacting our marketed products (such as EYLEA, Dupixent, Praluent, Kevzara and Libtayo), research and clinical programs, and business, including those relating to patient privacy; determinations by regulatory and administrative governmental authorities which may delay or restrict our ability to continue to develop or commercialize our products and product candidates; competing drugs and product candidates that may be superior to our products and product candidates; uncertainty of market acceptance and commercial success of our products and product candidates; our ability to manufacture and manage supply chains for multiple products and product candidates; the ability of our collaborators, suppliers, or other third parties to perform filling, finishing, packaging, labeling, distribution and other steps related to our products and product candidates; coverage and reimbursement determinations by third-party payers, including Medicare and Medicaid; unanticipated expenses; the costs of developing, producing, and selling products; our ability to meet any of our financial projections or guidance, including without limitation capital expenditures, and changes to the assumptions underlying those projections or guidance; the potential for any license or collaboration agreement, including our agreements with Sanofi, Bayer and Teva Pharmaceutical Industries Ltd. (or their respective affiliated companies, as applicable), to be cancelled or terminated without any further product success; and risks associated with intellectual property of other parties and pending or future litigation relating thereto, including without limitation the patent litigation proceedings relating to EYLEA, Dupixent and Praluent. A list and description of risks, uncertainties, and other matters that should be considered in evaluating such forward-looking statements can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, in each case including in the sections thereof captioned "Item 1A. Risk Factors." Any forward-looking statements are made by us based on management's current beliefs and judgment, and the reader is cautioned not to rely on any such statements. We do not undertake any obligation to update publicly any forward-looking statement, whether as a result of new information, future events, or otherwise.

NOTE REGARDING TRADEMARKS

        "ARCALYST®", "EYLEA®", "Regeneron®", "Regeneron Genetics Center®", "VelociGene®", "VelociMab®", "VelocImmune®", "VelociMouse®", "VelociSuite®" and "ZALTRAP®" are our trademarks. Trademarks and trade names of other companies appearing in this prospectus are, to our knowledge, the property of their respective owners.

iii

SUMMARY

        This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

Regeneron Pharmaceuticals, Inc.

        Regeneron Pharmaceuticals, Inc. is a fully integrated biotechnology company that discovers, invents, develops, manufactures and commercializes medicines for the treatment of serious diseases. Our commercialized medicines and product candidates in development are designed to help patients with eye diseases, allergic and inflammatory diseases, cancer, cardiovascular and metabolic diseases, neuromuscular diseases, infectious diseases and rare diseases.

        We currently have seven products that have received marketing approval:

Territory
Product	Disease Area(1)	U.S.	EU	Japan	Certain other countries outside the U.S.
EYLEA (aflibercept) Injection(2)	• Neovascular age-related macular degeneration (wet AMD)	✓	✓	✓	✓
	• Diabetic macular edema (DME)	✓	✓	✓	✓
	• Macular edema following retinal vein occlusion (RVO), which includes macular edema following central retinal vein occlusion (CRVO) and macular edema following branch retinal vein occlusion (BRVO)	✓	✓	✓	✓
	• Myopic choroidal neovascularization (mCNV)		✓	✓	✓
	• Diabetic retinopathy in patients with DME	✓
Dupixent (dupilumab) Injection(3)	• Atopic dermatitis (in adults)	✓	✓	✓	✓
	• Asthma (in adults and adolescents)	✓
Praluent (alirocumab) Injection(3)	• Heterozygous familial hypercholesterolemia (HeFH) or clinical atherosclerotic cardiovascular disease (ASCVD) (in adults)	✓	✓	✓	✓
Kevzara (sarilumab) Solution for Subcutaneous Injection(3)	• Rheumatoid arthritis (RA) (in adults)	✓	✓	✓	✓
Libtayo (cemiplimab) Injection(3)(5)	• Metastatic or locally advanced cutaneous squamous cell carcinoma (CSCC)	✓
ARCALYST® (rilonacept) Injection for Subcutaneous Use	• Cryopyrin-Associated Periodic Syndromes (CAPS), including Familial Cold Auto-inflammatory Syndrome (FCAS) and Muckle-Wells Syndrome (MWS)	✓
ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion(4)	• Metastatic colorectal cancer (mCRC)	✓	✓		✓

(1)
Refer to label information in each territory for specific indication

(2)
In collaboration with Bayer (outside the United States)

(3)
In collaboration with Sanofi

(4)
Pursuant to a 2015 amended and restated ZALTRAP agreement, Sanofi is solely responsible for the development and commercialization of ZALTRAP, and Sanofi pays us a percentage of aggregate net sales of ZALTRAP

(5)
Marketed as Libtayo (cemiplimab-rwlc) Injection in the United States

        In addition, we currently have 20 product candidates in clinical development that were discovered in our research laboratories.

        Our core business strategy is to maintain a strong foundation in basic scientific research and discovery-enabling technologies, and to build on that foundation with our clinical development, manufacturing, and commercial capabilities. Our objective is to continue to be an integrated, multi-product biotechnology company that provides patients and medical professionals with important options for preventing and treating human diseases.

Research and Development Technologies

        We believe that our ability to develop product candidates is enhanced by the application of our VelociSuite® technology platforms. Our discovery platforms are designed to identify specific proteins of therapeutic interest for a particular disease or cell type and validate these targets through high-throughput production of genetically modified mice using our VelociGene® technology to understand the role of these proteins in normal physiology, as well as in models of disease. Our human antibody technology (VelocImmune®) and cell line expression technologies (VelociMab®) may then be utilized to discover and produce new product candidates directed against the disease target. Our antibody product candidates currently in clinical trials were developed using VelocImmune. We continue to invest in the development of enabling technologies to assist in our efforts to identify, develop, manufacture, and commercialize new product candidates.

        We have launched a human genetics initiative via a wholly owned subsidiary, Regeneron Genetics Center LLC ("RGC"). RGC leverages de-identified clinical, genomic, and molecular data from human volunteers to identify medically relevant associations in a blinded fashion designed to preserve patients' privacy. The objective of RGC is to expand the use of human genetics for discovering and validating genetic factors that cause or influence a range of diseases where there are major unmet medical needs, with the prospect of improving the drug discovery and development process. RGC is undertaking multiple approaches, including large population-based efforts as well as family- and founder-based approaches. RGC utilizes laboratory automation and innovative approaches to cloud computing to achieve high-quality throughput.

Corporate Information

        Our principal executive offices are located at 777 Old Saw Mill River Road, Tarrytown, New York 10591, and our telephone number at that address is (914) 847-7000. Our website address is www.regeneron.com. The information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

RISK FACTORS

        You should consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations, and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information" beginning on page 19 of this prospectus.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the Common Stock, preferred stock, debt securities and warrants that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 320,000,000 shares of Common Stock, par value $0.001 per share, of which 106,298,574 shares were issued and outstanding as of September 30, 2018, 40,000,000 shares of Class A Stock, par value $0.001 per share, of which 1,911,354 shares were issued and outstanding as of September 30, 2018, and 30,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding as of September 30, 2018.

        The following is a description of our capital stock and certain provisions of our certificate of incorporation, by-laws, and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our certificate of incorporation and by-laws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock and Class A Stock

        General.    The rights of holders of Common Stock and holders of Class A Stock are identical except for voting rights, conversion rights, and restrictions on transferability.

        Voting Rights.    The holders of Class A Stock are entitled to ten votes per share and the holders of Common Stock are entitled to one vote per share. Except as otherwise expressly provided by law, and subject to any voting rights provided to holders of preferred stock, holders of common shares have exclusive voting rights on all matters requiring a vote of shareholders. Except as provided by law, the holders of Class A Stock and the holders of shares of Common Stock will vote together as a single class on all matters presented to the shareholders for their vote or approval, including the election of directors. Shareholders are not entitled to vote cumulatively for the election of directors and no class of outstanding common shares acting alone is entitled to elect any directors.

        Transfer Restrictions.    Class A Stock is subject to certain limitations on transfer that do not apply to the Common Stock.

        Dividends and Liquidation.    Except as described in this paragraph, holders of Class A Stock and holders of our Common Stock have an equal right to receive dividends when and if declared by our board of directors out of funds legally available therefor. If a dividend or distribution payable in Class A Stock is made on the Class A Stock, we must also make a pro rata and simultaneous dividend or distribution on the Common Stock payable in shares of Common Stock. Conversely, if a dividend or distribution payable in Common Stock is made on the Common Stock, we must also make a pro rata and simultaneous dividend or distribution on the Class A Stock payable in shares of Class A Stock. In the event of our liquidation, dissolution or winding up, holders of the shares of Class A Stock and Common Stock are entitled to share equally, share-for-share, in the assets available for distribution after payment of all creditors and the liquidation preferences of our preferred stock.

        Optional Conversion Rights.    Each share of Class A Stock may, at any time and at the option of the holder, be converted into one fully paid and nonassessable share of Common Stock. Upon conversion, such shares of Common Stock would not be subject to restrictions on transfer that applied to the shares of Class A Stock prior to conversion except to the extent such restrictions are imposed under applicable securities laws. The shares of Common Stock are not convertible into or exchangeable for shares of Class A Stock or any other of our shares or securities.

        Other Provisions.    Holders of Class A Stock and Common Stock have no preemptive rights to subscribe for any additional securities of any class which we may issue and there are no redemption provisions or sinking fund provisions applicable to either such class, nor are our shares of Class A Stock or the Common Stock subject to calls or assessments.

        Listing.    Our Common Stock is listed on The Nasdaq Global Select Market under the symbol "REGN." Our Class A Stock is not listed on a securities exchange.

        Transfer Agent and Registrar.    The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company.

Preferred Stock

        The following is a description of certain general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in a prospectus supplement and the extent, if any, to which the general provisions set forth below may apply to the series of preferred stock so offered will be described in the prospectus supplement. The following description of the preferred stock does not purport to be complete. You should refer to the provisions of our Restated Certificate of Incorporation dated January 25, 2008, as amended ("Certificate of Incorporation").

        General.    Our Certificate of Incorporation allows us to issue up to 30,000,000 shares of preferred stock in one or more series and as may be determined by our board of directors. As of September 30, 2018, no shares of our preferred stock were outstanding. Our board of directors has the authority, without shareholder consent, to establish from time to time the number of shares to be included in any series of our preferred stock, to fix the designation, powers, preference, and rights of the shares of any such series and any qualifications, limitations or restrictions thereof and to increase or decrease the number of shares of any such series without any further vote or action by the shareholders. The rights, preferences, and restrictions of the preferred stock of any series of preferred stock will be fixed by a Certificate of Amendment to our Certificate of Incorporation relating to such series. A prospectus supplement relating to such series will describe the terms of the preferred stock of the series, including the following:

  •
  the number of shares in that series;

  •
  the designation for that series by number, letter or title that shall distinguish the series from any other series of preferred stock;

  •
  the dividend rate (or method for determining the rate) for that series and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

  •
  any liquidation preference per share of that series of preferred stock;

  •
  any conversion or exchange provisions applicable to that series of preferred stock;

  •
  any redemption or sinking fund provisions applicable to that series of preferred stock;

  •
  any voting rights of that series of preferred stock; and

  •
  the terms of any other preferences or rights applicable to that series of preferred stock.

        Permanent Global Preferred Securities.    A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the prospectus supplement relating to such series of preferred stock. The terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock will be described in the related prospectus supplement.

        Transfer Agent and Registrar.    The transfer agent and registrar for each series of preferred stock will be set forth in the prospectus supplement.

        Anti-Take-Over Effects.    Our board of directors may authorize, without shareholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our Common Stock. Preferred stock could thus be issued quickly with terms designed to delay or prevent a change in control or to make the removal of management more difficult. In certain circumstances, this could have the effect of decreasing the market price of our Common Stock.

Registration Rights of One of Our Shareholders

        One of our shareholders, Sanofi, has registration rights. Under the amended and restated investor agreement, as amended (the "Investor Agreement"), between us and such shareholder, such shareholder (and certain of its permitted transferees) may request that we file registration statements under the Securities Act and, upon such request and subject to minimum size and other conditions (such as the lock-up provisions set forth in the Investor Agreement), we will be required to use our best efforts to effect any such registration. We are not required to effect more than three such registrations. We are generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of all of these registrations.

Anti-Takeover Effects of Provisions of the Charter and By-Laws and New York corporate law

        For a description of anti-takeover effects of various provisions of our charter, by-laws, and the New York Business Corporation Law, please see "RISK FACTORS—Risks Related to Our Common Stock—The anti-takeover effects of provisions of our charter, by-laws, and of New York corporate law, as well as the contractual provisions in our investor and collaboration agreements and certain provisions of our compensation plans and agreements, could deter, delay, or prevent an acquisition or other "change of control" of us and could adversely affect the price of our Common Stock" in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018.

DESCRIPTION OF DEBT SECURITIES

        The following descriptions of the debt securities do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture, a form of which is included as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, our senior subordinated debt, our subordinated debt, or our junior subordinated debt. The debt securities we offer will be issued under an indenture between us and one or more financial institutions qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), to act as trustee. We may appoint more than one trustee under the indenture, each with respect to one or more series of debt securities. Each such trustee shall be a corporation or banking association organized and doing business in the United States that has a combined capital and surplus of at least $50,000,000. Debt securities, whether senior, senior subordinated, subordinated, or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger, and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with "original issue discount," or "OID," because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

        The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

  •
  the title;

  •
  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

  •
  any limit on the amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

  •
  the maturity date;

  •
  the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

  •
  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

  •
  the form and terms of any guarantee of any debt securities;

  •
  the place where payments will be payable;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

  •
  provisions for a sinking fund purchase or other analogous fund, if any;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

  •
  whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

  •
  create liens;

  •
  pay dividends, make distributions in respect of our capital stock and the capital stock of our subsidiaries or transfer assets;

  •
  redeem capital stock;

  •
  make investments or other restricted payments;

  •
  sell or otherwise dispose of assets;

  •
  enter into sale-leaseback transactions;

  •
  engage in transactions with stockholders and affiliates;

  •
  issue or sell stock of our subsidiaries; or

  •
  effect a consolidation or merger;

  •
  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

  •
  information describing any book-entry features;

  •
  the procedures for any auction and remarketing, if any;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

  •
  if other than dollars, the currency in which the series of debt securities will be denominated; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

        The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

        Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.

Senior Debt Securities

        Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other existing and future unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our existing and future unsecured and unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt securities or additional senior subordinated debt securities.

Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt securities, additional senior subordinated debt securities, or additional subordinated debt securities.

Junior Subordinated Debt Securities

        Payment of the principal of, premium, if any, and interest on junior subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated, and subordinated debt. We will set forth in the applicable prospectus supplement relating to any junior subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the junior subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt securities.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

  •
  the conversion or exchange period;

  •
  provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange price; and

  •
  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

        The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indenture and the debt securities.

        If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default

        Unless otherwise indicated, the term "Event of Default," when used in the indenture in respect of a series of debt securities, means any of the following:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

  •
  events in bankruptcy, insolvency or reorganization of our company; or

  •
  any other Event of Default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue such series of debt securities.

        If an Event of Default with respect to debt securities of any series occurs and is continuing, other than an Event of Default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an Event of Default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding will be due and payable without any notice or other action on the part of the trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or Event of Default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or Event of Default in accordance with the indenture.

        Subject to the terms of the indenture, if an Event of Default under the indenture occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the indenture; and

  •
  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the trustee of a continuing Event of Default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and those holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

  •
  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated securities will be expressly made subject to the discharge and defeasance provisions of the indenture.

        We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities, and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time ("defeasance"). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default ("covenant defeasance"). We may effect defeasance and covenant defeasance only if, among other things:

  •
  we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

  •
  we deliver to the trustee an opinion of counsel from a law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued or a change in U.S. federal income tax law.

        Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture; Waiver

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities of a series with respect to certain specific matters, including:

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  to cure any ambiguity, defect or inconsistency in the indenture;

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  to comply with the provisions described above under "—Consolidation, Merger or Sale";

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  to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

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  to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

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  to provide for uncertificated debt securities and to make all appropriate changes for that purpose;

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  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default, or to surrender any of our rights or powers under the indenture; or

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  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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  extending the fixed maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication, and delivery of (including authentication and delivery on original issuance of the debt securities), the debt securities of a series (other than debt securities issued in bearer form) will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

        The indenture contains limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

        The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that if an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

        The indenture provides that neither our incorporator nor any of our past, present or future shareholders, officers or directors of our company or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles thereof.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of Common Stock, preferred stock, or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

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  the title of the warrants;

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  the price or prices at which the warrants will be issued;

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  the designation, amount and terms of the securities for which the warrants are exercisable;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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  the aggregate number of warrants;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

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  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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  the maximum or minimum number of warrants that may be exercised at any time;

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  information with respect to book-entry procedures, if any; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase for cash the amount of Common Stock, preferred stock or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the Common Stock, preferred stock or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

        The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see "Where You Can Find More Information" beginning on page 19 of this prospectus. We urge you to read the applicable warrant certificate, the applicable warrant agreement, and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers; or

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  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts, and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation:

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  in a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  through purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  in ordinary brokerage transactions and transactions in which a broker solicits purchasers;

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  in exchange for outstanding indebtedness; or

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  in privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

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  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from us to close out its short positions;

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  sell securities short and redeliver such shares to close out our short positions;

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  enter into option or other types of transactions that require us to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Common Stock under this prospectus; or

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  loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an Event of Default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an Event of Default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

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  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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  any delayed delivery arrangements;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

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  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

Underwriters and Agents

        Any public offering price and any discounts, commissions, concessions, or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents, or remarketing firms may be changed from time to time. Underwriters, dealers, agents, and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees, or discounts in the applicable prospectus supplement or pricing supplement, as the case may be. If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts, or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than the Common Stock which is listed on The Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, or warrants on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

        In connection with any offering of Common Stock, the underwriters may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, syndicate covering transactions, and stabilizing transactions. Short sales involve syndicate sales of Common Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing, or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Regeneron Pharmaceuticals, Inc. Our SEC filings are also available on our website at www.regeneron.com. Other than as specifically incorporated by reference into this prospectus, the information on, or accessible through, our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

        The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 8, 2018.

  •
  Portions of our Definitive Proxy Statement on Schedule 14A filed on April 23, 2018 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 8, 2018.

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  Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2018, filed on May 3, 2018; for the quarterly period ended June 30, 2018, filed on August 2, 2018; and for the quarterly period ended September 30, 2018, filed on November 6, 2018.

  •
  Our Current Reports on Form 8-K filed on January 2, 2018; January 8, 2018 (solely as to Item 1.01 thereof); January 18, 2018; June 13, 2018; and October 12, 2018 (solely as to Item 8.01 thereof).

  •
  The description of our Common Stock set forth in a Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description (filing date October 15, 1996; Commission File No. 000-19034).

        We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

        You may request a copy of these documents by writing or telephoning us at:

Investor Relations Department
Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
(914) 847-7000

11,831,496 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC

Barclays	BNP PARIBAS	Citigroup

J.P. Morgan	Morgan Stanley

May 26, 2020